                                                                      EXHIBIT 11



                               ENZO BIOCHEM, INC.
                        COMPUTATION OF PER-SHARE EARNINGS
                    Years ended July 31, 1995, 1994 and 1993


                                                1995       1994*         1993*
                                                ----       -----         -----

Primary
  Average shares outstanding              20,957,300  20,446,900    18,483,400

  Net effect of dilutive stock options
    and warrants -- based on the
    treasury stock method using average
    market price                             963,500   1,061,700            --
                                          ----------  ----------   -----------

  Total                                   21,920,800  21,508,600    18,483,400
                                          ----------  ----------   -----------
                                          ----------  ----------   -----------

Income (loss) before extraordinary items  $5,618,100  $5,101,200   $(6,376,100)
Extraordinary gain (loss)                         --     150,000      (465,600)
                                          ----------  ----------   -----------

Net income (loss)                         $5,618,100  $5,251,200   $(6,841,700)
                                          ----------  ----------   -----------
                                          ----------  ----------   -----------

Per common and common equivalent share
Income (loss) before extraordinary items        $.26        $.23         $(.34)
Extraordinary gain (loss)                         --         .01          (.03)
                                                ----        ----         -----

Net income (loss)                               $.26        $.24         $(.37)
                                                ----        ----         -----
                                                ----        ----         -----


* Shares and per share amounts have been adjusted for the 5% stock dividend declared in fiscal 1995.


                                      E-15